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                                                                      EXHIBIT 21



                             MCDERMOTT INCORPORATED
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1998




                                             JURISDICTION    PERCENTAGE
                                                  OF             OF
             NAME OF COMPANY                 ORGANIZATION     INTEREST

Babcock & Wilcox Investment Company            Delaware          100
   The Babcock & Wilcox Company                Delaware          100
      Hudson Products Corporation               Texas            100
      Babcock & Wilcox Industries Ltd.          Canada           100
      BWX Technologies, Inc.                   Delaware          100
      Diamond Power International, Inc.        Delaware          100
   B&W Services, Inc.                          Delaware          100
      B&W Federal Services, Inc.               Delaware          100

The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.